Exhibit 99.1


        George C. Platt Named As Board Chairman of ViewCast Corporation

                  Horace Ardinger Retires from Board


    PLANO, Texas--(BUSINESS WIRE)--Oct. 23, 2006--On October 17, 2006, at the Annual Meeting of the Shareholders, George C. Platt, Joseph Autem, Sherel D. Horsley and Professor John W. Slocum, Jr. were elected to the ViewCast Corporation (OTCBB: VCST) Board of Directors. Subsequent to the shareholders' meeting, the Board of Directors elected George C. Platt to serve as Chairman of the Board of Directors following the retirement of the former chairman, H. T. Ardinger. Mr. Platt will continue as the Chief Executive Officer of ViewCast.

    H. T. (Horace) Ardinger, 81, prior chairman of the board and a principal shareholder of ViewCast, decided not to stand for re-election at the company's Annual Meeting of Shareholders held on October 17. Serving as chairman since April 1999, Mr. Ardinger provided leadership and financial support for ViewCast during the company's formative years and initial growth phase. Under his direction, ViewCast has become widely regarded as the leading global provider of high-quality audio and video communication products. The board of directors is considering candidates to fill Mr. Ardinger's position, but a replacement has not yet been identified.

    "Now is a good time for transition," said Ardinger. "Business prospects for ViewCast are bright, and a change in leadership can help the company continue to develop. I am leaving ViewCast in capable hands, and I am confident that the company will continue to grow throughout 2006 and beyond."

    "For many years, Horace Ardinger has been the guiding force behind ViewCast," said George Platt, chief executive officer and chairman. "The management team appreciates his leadership, wisdom and commitment. And, while we will miss Horace, his vision will continue to help steer ViewCast in the years to come."

    About ViewCast Corporation:

    ViewCast develops video and audio communication products for delivering content dynamically via a variety of network types and protocols. These products include Osprey(R) Video capture cards, Niagara(R) video encoders/servers and ViewCast(R) IVN enterprise software and systems. Our products address the video capture, processing and delivery requirements for a broad range of applications and markets.

    Visit the company's Web site (http://www.viewcast.com) for more information.

    Safe Harbor Statement

    Certain statements, including those made by H.T Ardinger and George Platt may contain "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause the actual results to differ materially include, without limitation, the following: the ability of the company to develop and market new products as technology evolves; the ability of the company to access capital; increased competition in the video communications; the ability of the company to meet governmental regulations; and the ability of the company to obtain and enforce its patents. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the company's forward-looking statements, please refer to the company's reports on Form 10-KSB and 10-QSB on file with the Securities and Exchange Commission.

    ViewCast, Osprey, Niagara and Niagara SCX are trademarks or registered trademarks of ViewCast Corporation or its subsidiaries

    All trademarks are property of their respective holders.

    CONTACT: ViewCast Media Contact:
             Mark Fears, 972-488-7200
             Director of Marketing
             mfears@viewcast.com
             or
             Investor Contact:
             Michael A. Burns & Associates
             Virginia Stuart, 214-521-8596
             Director of Investor Relations
             vstuart@mbapr.com